Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Acusphere, Inc. and subsidiaries on Form S-3 of our report dated March 16, 2006, appearing in the Annual Report on Form 10-K of Acusphere, Inc. and subsidiaries for the year ended December 31, 2005, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
May 15, 2006